Exhibit 99.1

Explanatory Note

Set forth below in this Exhibit 99.1 are the historical audited consolidated balance sheet of Pointer Telocation Ltd. as of December 31, 2018 and December 31, 2017 and consolidated statements of comprehensive income, changes in equity and cash flows for each of the two years ended December 31, 2018 and December 31, 2017. Unless the context otherwise requires, references to the terms the “Company,” “we,” “our,” or “us” used throughout this Exhibit 99.1 refer to Pointer Telocation Ltd. and its subsidiaries.

Exhibit 99.1

pointer fINANCIAL STATEMENTS

dECEMBER 31, 2018

POINTER TELOCATION LTD. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2018

IN U.S. DOLLARS

- - - - - - - - - - - -

1

Kost Forer Gabbay & Kasierer	Tel: +972-3-6232525
144 Menachem Begin Road, Building A	Fax: +972-3-5622555
Tel-Aviv 6492102, Israel	ey.com

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

POINTER TELOCATION LTD.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Pointer Telocation Ltd. and subsidiaries (“the Company”) as of December 31, 2018 and 2017, the related consolidated statements of comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated April 1, 2019 and the report of the other auditors, expressed an unqualified opinion thereon.

We did not audit the financial statements of Pointer Argentina S.A, Pointer Do Brasil Comercial Ltda. and Pointer SA (PTY) Ltd., (the “Subsidiaries”), whose financial statements reflect total assets constituting 13.9% and 18% as of December 31, 2018 and 2017, respectively, and total revenues constituting 26.2%, 29.5% and 27% of the related consolidated revenues for the years ended December 31, 2018, 2017 and 2016, respectively. The financial statements of the Subsidiaries were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to amounts included for the Subsidiaries, is based solely on the reports of the other auditors.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KOST FORER GABBAY & KASIERER

A Member of Ernst & Young Global

We have served as the Company’s auditor since 1995.

Tel-Aviv, Israel

April 1, 2019

2

Kost Forer Gabbay & Kasierer	Tel: +972-3-6232525
144 Menachem Begin Road, Building A	Fax: +972-3-5622555
Tel-Aviv 6492102, Israel	ey.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

POINTER TELOCATION LTD.

Opinion on Internal Control over Financial Reporting

We have audited Pointer Telocation Ltd. and subsidiaries (the “Company”) internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the “COSO Criteria”). In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2018, based on the COSO Criteria.

We did not examine the effectiveness of internal control over financial reporting of Pointer do Brazil Commercial Ltda., a wholly owned subsidiary, whose financial statements reflect total assets and revenues constituting 13% and 16%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2018. The effectiveness of Pointer do Brazil Commercial Ltda. Company’s internal control over financial reporting was audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the effectiveness of Pointer do Brazil Commercial Ltda. Company’s internal control over financial reporting, is based solely on the report of the other auditors.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of December 31, 2018 and 2017 and the related consolidated statements of operations, statements of comprehensive loss, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2018 and the related notes of the Company, and our report dated April 1, 2019 expressed based on our audit and the report of the other auditors.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Annual Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ KOST FORER GABBAY & KASIERER

A Member of Ernst & Young Global

Tel-Aviv, Israel

April 1, 2019

3

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Pointer Comercial do Brasil Ltda.

Opinions on the Financial Statements and Internal Control over Financial Reporting

Opinion

We have audited the accompanying consolidated balance sheets of Pointer Comercial Brasil Ltda (the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). We also have audited the Company’s internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control - Integrated Framework: (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2018 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control - Integrated Framework: 2013 issued by COSO.

Basis for Opinion

The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Annual Report. Our responsibility is to express an opinion on the Company’s financial statements and an opinion on the Company’s internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.

Our audits of the financial statements included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

4

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that:

(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;

(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Baker Tilly Brasil Norte SS Auditores Independentes

We have served as the Company’s auditor since 2016.

Barueri, São Paulo, Brazil.

February 27, 2019.

5

Grant Thornton Argentina
Av. Corrientes 327 Piso 3°
C1043AAD – Buenos Aires
Report of Independent Registered Public Accounting Firm	Argentina
T (54 11) 4105 0000
Board of Directors and Shareholders	F (54 11) 4105 0100
E post@gtar.com.ar
Pointer Argentina S.A.	www.gtar.com.ar

Opinion on the financial statements

We have audited the accompanying balance sheets of Pointer Argentina S.A. (the “Company”) as of December 31, 2018 and 2017, the related statements of operations and comprehensive (loss) income, changes in shareholders’ surplus, and cash flows for each of the three years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON ARGENTINA

Adler, Hasenclever & Asociados Sociedad de Responsabilidad Limitada

We have served as the Company’s auditor since 2003.

Buenos Aires, Argentina.

February 7, 2019.

6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Pointer SA Proprietary Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Pointer SA Proprietary Limited (the “Company”) as of December 31, 2018 and 2017, the related statements of comprehensive income, changes in equity, and cash flows, for each of the years ended December 31, 2018 and 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2007.

/s/ Mazars

Mazars

Partner: Andries Batt

Registered Auditor

22 February 2019

Cape Town

REGISTERED AUDITOR – A FIRM OF CHARTERED ACCOUNTANTS (SA) ● IRBA REGISTRATION NUMBER 900222

Mazars House Rialto Road Grand Moorings Precinct Century City 7441 ● PO Box 134 Century City 7446 ● Docex 9 Century City

Tel: +27 21 818 5000 ● Fax: +27 21 818 5001● cpt@mazars.co.za ● www.mazars.co.za

PARTNERS: H SAVEN (NATIONAL CHAIRMAN), MC OLCKERS (MANAGING PARTNER), LD AURET, JM BARNARD, AK BATT, H CASPER, FJ CRONJE, AS DE JAGER, DS DOLLMAN, M EDELBERG, Y FERREIRA, T GANGEN, AK HOOSAIN, MY ISMAIL, N JANSEN, B MBUNGE, FN MILLER, G MOLYNEUX, S NAIDOO, MG ODENDAAL, D RESNICK, BG SACKS, MA SALEE, N SILBOWITZ, SM SOLOMON, HH SWANEPOEL, MJA TEUCHERT, JC VAN TUBBERGH, EC VAN HEERDEN, J WATKINS-BAKER, J WESSELS

A FULL LIST OF NATIONAL PARTNERS IS AVAILABLE ON REQUEST OR AT www.mazars.co.za

7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Pointer SA Proprietary Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Pointer SA Proprietary Limited (the “Company”) as of December 31, 2017 and 2016, the related statements of comprehensive income, changes in equity, and cash flows, for each of the years ended December 31, 2017 and 2016, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2007.

/s/ Mazars

Partner: Andries Batt

Registered Auditor

26 March 2018

Cape Town

8

POINTER TELOCATION LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	December 31,
	2018	2017

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	8,528	7,375
Trade receivables (net of allowance for doubtful accounts of $1,464 and $1,127 at December 31, 2018 and 2017, respectively)	13,902	13,660
Other accounts receivable and prepaid expenses (Note 3)	3,362	2,865
Inventories (Note 4)	6,432	6,551

Total current assets	32,224	30,451

LONG-TERM ASSETS:
Long-term loan to related party	948	973
Long-term accounts receivable	898	891
Long-Term contract assets	360	225
Severance pay fund (Note 2r)	3,038	3,546
Property and equipment, net (Note 5)	5,915	5,848
Other intangible assets, net (Note 6)	1,229	1,935
Goodwill (Note 7)	37,538	41,010
Deferred tax asset (Note 15)	7,934	9,585

Total long-term assets	57,860	64,013

Total assets	90,084	94,464

The accompanying notes are an integral part of the consolidated financial statements.

9

POINTER TELOCATION LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share and per share data)

	December 31,
	2018	2017
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term bank credit and current maturities of long-term loans (Note 8)	2,354	5,101
Trade payables	5,743	6,204
Deferred revenues and customer advances	785	777
Other accounts payable and accrued expenses (Note 9)	8,490	9,117

Total current liabilities	17,372	21,199

LONG-TERM LIABILITIES:
Long-term loans from banks (Note 10)	2,685	5,015
Deferred taxes and other long-term liabilities (Note 11)	360	838
Accrued severance pay (Note 2r)	3,531	3,996

Total long term liabilities	6,576	9,849

COMMITMENTS AND CONTINGENT LIABILITIES (Note 12)

EQUITY:
Pointer Telocation Ltd’s shareholders’ equity:
Share capital (Note 13) Ordinary shares of NIS 3 par value - Authorized: 16,000,000 shares at December 31, 2018 and 2017; Issued and outstanding: 8,134,303 and 8,059,094 shares at December 31, 2018 and 2017, respectively	6,050	5,995
Additional paid-in capital	130,309	129,076
Accumulated other comprehensive loss	(8,151)	(2,340)
Accumulated deficit	(62,278)	(69,597)

Total Pointer Telocation Ltd’s shareholders’ equity	65,930	63,134

Non-controlling interest	206	282

Total equity	66,136	63,416

Total liabilities and equity	90,084	94,464

The accompanying notes are an integral part of the consolidated financial statements.

10

POINTER TELOCATION LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

U.S. dollars in thousands (except per share data)

	Year ended December 31,
	2018	2017	2016
Revenues (Note 17c):
Products	25,243	26,182	22,784
Services	52,543	51,973	41,569

Total revenues	77,786	78,155	64,353

Cost of revenues:
Products	15,104	16,073	13,904
Services	21,674	21,914	18,672

Total cost of revenues	36,778	37,987	32,576

Gross profit	41,008	40,168	31,777

Operating expenses:
Research and development	4,707	4,051	3,669
Selling and marketing	14,560	14,038	11,774
General and administrative	11,169	11,275	9,004
Amortization of intangible assets	456	463	473
Acquisition related costs	300	32	609

Total operating expenses	31,192	29,859	25,529

Operating income	9,816	10,309	6,248
Financial expenses, net (Note 19)	1,133	1,004	1,046
Other expenses, net	3	5	9

Income before taxes on income	8,680	9,300	5,193
Tax expenses (income), (Note 15)	1,753	(7,221)	1,845

Income from continuing operations	6,927	16,521	3,348
Income from discontinued operation, net (Note 18)	-	-	154
Net income	6,927	16,521	3,502

Other comprehensive income:
Currency translation adjustments of foreign operations	(5,811)	3,293	1,311
Total comprehensive income	1,116	19,814	4,813

Profit (loss) from continuing operations attributable to:
Pointer Telocation Ltd’s shareholders	6,963	16,518	3,324
Non-controlling interests	(36)	3	24
	6,927	16,521	3,348

11

POINTER TELOCATION LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

U.S. dollars in thousands (except per share data)

	Year ended December 31,
	2018	2017	2016

Profit from discontinued operations attributable to:
Pointer Telocation Ltd’s shareholders	-	-	120
Non-controlling interests	-	-	34
	-	-	154
Earnings per share attributable to Pointer Telocation Ltd’s Shareholders (Note 14):

Basic net earnings:
Earnings from continuing operations	0.85	2.07	0.43
Earnings from discontinued operations	-	-	0.02
	0.85	2.07	0.45

Diluted net earnings:
Earnings from continuing operations	0.84	2.03	0.43
Earnings from discontinued operations	-	-	0.02
	0.84	2.03	0.45

The accompanying notes are an integral part of the consolidated financial statements.

12

POINTER TELOCATION LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

U.S. dollars in thousands (except share data)

		Pointer Telocation Ltd’s Shareholders
				Accumulated
	Number of	Share	Additional paid-in	Other comprehensive	Accumulated	Non- controlling	Total
	shares	capital	capital	income	deficit	interest	equity

Balance as of January 1, 2016	7,784,644	5,770	128,410	(6,254)	(71,822)	(1,069)	55,035
Exercise of options	89,275	67	31	-	-	-	98
Stock-based compensation expenses	-	-	320	-	-	-	320
Exercise of options in subsidiary	-	-	(323)	323	-	-	-
Distribution of a subsidiary as a divided in kind	-	-	-	(213)	(17,737)	373	(17,577)
Other comprehensive income	-	-	-	511	-	800	1,311
Net income attributable to Non-controlling interest	-	-	-	-	-	58	58
Net income attributable to Pointer shareholders	-	-	-	-	3,444	-	3,444

Balance as of December 31, 2016	7,873,919	5,837	128,438	(5,633)	(86,115)	162	42,689
Issuance of shares in respect of Stock-based compensation	185,175	158	237	-	-	-	395
Stock-based compensation expenses	-	-	401	-	-	117	518
Other comprehensive income	-	-	-	3,293	-	-	3,293
Net income attributable to Non -controlling interest	-	-	-	-	-	3	3
Net income attributable to Pointer shareholders	-	-	-	-	16,518	-	16,518

Balance as of December 31, 2017	8,059,094	5,995	129,076	(2,340)	(69,597)	282	63,416
Effect of adoption of ASC Topic 606	-	-	-	-	356	-	356
Exercise of options	75,209	55	35	-	-	-	90
Stock-based compensation expenses	-	-	1,198	-	-	-	1,198
Other comprehensive loss	-	-	-	(5,811)	-	(40)	(5,851)
Net loss attributable to Non-controlling interest	-	-	-	-	-	(36)	(36)
Net income attributable to Pointer shareholders	-	-	-	-	6,963	-	6,963

Balance as of December 31, 2018	8,134,303	6,050	130,309	(8,151)	(62,278)	206	66,136

The accompanying notes are an integral part of the consolidated financial statements.

13

POINTER TELOCATION LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2018	2017	2016

Cash flows from operating activities:
Net income	6,927	16,521	3,502
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,571	2,924	3,258
Accrued interest and exchange rate changes of debenture and long-term loans	(20)	52	29
Accrued severance pay, net	71	93	20
Gain from sale of property and equipment, net	(101)	(113)	(232)
Stock-based compensation	1,198	380	320
Increase in trade receivables, net	(1,121)	(1,616)	(3,489)
Increase in other accounts receivable and prepaid expenses	(855)	(206)	(942)
Increase in inventories	(56)	(1,170)	(1,063)
Decrease (increase) deferred income taxes	779	(8,018)	1,774
Decrease in long-term accounts receivable	220	165	99
Increase (decrease) in trade payables	48	(1,597)	3,346
Increase (decrease) in other accounts payable and accrued expenses	(1,064)	2,285	2,455

Net cash provided by operating activities	8,597	9,700	9,077

Cash flows from investing activities:
Purchase of property and equipment	(2,721)	(3,033)	(4,129)
Purchase of other intangible assets	-	(233)	(115)
Proceeds from sale of property and equipment	101	114	648
Acquisition of subsidiary (a)	-	-	(8,531)

Net cash used in investing activities	(2,620)	(3,152)	(12,127)

The accompanying notes are an integral part of the consolidated financial statements.

14

POINTER TELOCATION LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2018	2017	2016

Cash flows from financing activities:

Receipt of long-term loans from banks	-	-	6,263
Repayment of long-term loans from banks	(5,078)	(4,875)	(4,976)
Proceeds from issuance of shares and exercise of options, net of issuance costs	90	395	98
Distribution as a dividend in kind of previously consolidated subsidiary (b)	-	-	(1,870)
Short-term bank credit, net	32	(231)	716

Net cash provided (used) in financing activities	(4,956)	(4,711)	231

Effect of exchange rate on cash and cash equivalents	132	(528)	(462)

Increase (decrease) in cash and cash equivalents	1,153	1,309	(3,281)
Cash and cash equivalents at the beginning of the year	7,375	6,066	9,347

Cash and cash equivalents at the end of the period- continuing operations	8,528	7,375	6,066
Cash and cash equivalents at the end of the period- discontinued operation	-	-	-

Cash and cash equivalents at the end of the year	8,528	7,375	6,066

(a) Acquisition of subsidiary:
Working capital (Cash and cash equivalent excluded)	-	-	(334)
Property and equipment	-	-	(1,239)
Intangible assets	-	-	(2,098)
Goodwill	-	-	(6,070)
Deferred taxes	-	-	714
Payables for acquisition of investments in subsidiaries	-	-	496

	-	-	(8,531)

The accompanying notes are an integral part of the consolidated financial statements.

15

POINTER TELOCATION LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2018	2017	2016
(b) Distribution as a dividend in kind of previously consolidated subsidiary:
The subsidiaries’ assets and liabilities at date of distribution:
Working capital (excluding cash and cash equivalents)	-	-	(5,443)
Property and equipment	-	-	7,048
Goodwill and other intangible assets	-	-	15,883
Other long term liabilities	-	-	(1,781)
Non-controlling interest	-	-	373
Accumulated other comprehensive loss	-	-	(213)
Dividend in kind	-	-	(17,737)

	-	-	(1,870)

(c) Non-cash investing activity:

Purchase of property and equipment	61	61	48

(d) Supplemental disclosure of cash flow activity:

Cash paid during the year for:
Interest	469	703	567

Income taxes	729	540	20

The accompanying notes are an integral part of the consolidated financial statements.

16

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:-	GENERAL

a.	Pointer Telocation Ltd. (the “Company”) was incorporated in Israel and commenced operations in July 1991. The Company conducts its operations through two main segments. Through its Cellocator segment, the Company designs, develops and produces leading mobile resource management products, including asset management, fleet management, and security products, for sale to third party operators providing Mobile Resource Management services (“MRM”) and to our MRM segment. Through its MRM segment, the Company acts as an operator by bundling its products together with a range of services, including fleet management services, asset management services and stolen vehicle retrieval services.

The Company provides services, for the most part, in Israel, Argentina, Mexico, South Africa and Brazil, through its local subsidiaries and affiliates. The Company sells its products worldwide directly through its local subsidiaries, and through its affiliates to independent operators in order to provide similar services in Latin America, Europe, India and other countries utilizing the Company’s technology and operational know-how. The Company’s shares are traded on the Nasdaq Capital Market.

b.	On June 8, 2016, Pointer spun off its Israeli subsidiary, Shagrir Group Vehicle Services Ltd., through which Pointer carried out its road side assistance (RSA) activities. The Company listed Shagrir’s shares for trade on the Tel Aviv Stock Exchange. The results of Shagrir through that date are included in Pointer’s results as discontinued operations. See also Note 18.

c.	The Company holds 99.6% of the share capital of Argentina SA’s (formerly Tracsat S.A.) (“Pointer Argentina”). Pointer Argentina is the operator of the Company’s systems and products that provides fleet management and stolen vehicle recovery services in Buenos Aires, Argentina.

d.	The Company holds 100% of the share capital of Pointer Recuperation de Mexico S.A. de C.V. (“Pointer Mexico”). Pointer Mexico provides fleet management along with stolen vehicle recovery services to its customers in Mexico, it is also responsible for distributing the Company’s products throughout Mexico.

e.	The Company holds 100% of the share capital of Pointer do Brasil Comercial S.A. (“Pointer Brazil”). In October 7, 2016, the Company acquired 100% interest in Cielo Telecom Ltd. (“Cielo”), a fleet management services company based in South Brazil. Cielo Telecom manages fleet customers covering approximately 16,000 trucks. In July 31, 2018, the Company concluded the merger process of Cielo.

f.	In October 2008, the Company established a wholly-owned subsidiary in the United States, Pointer Telocation Inc.

g.	On September 9, 2014, the Company acquired 100% interest in Global Telematics S.A. Proprietary Limited (“Global Telematics”), a provider of commercial fleet management and vehicle tracking solutions in South Africa.

17

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:-	GENERAL (Cont.)

On October 2, 2017, the Company sold 2,519,544 ordinary shares of Pointer South Africa, representing approximately 12% of Pointer South Africa’s issued and outstanding share capital as of the date thereof, to Ms. Preshnee Moodley, who serves on Pointer South Africa’s Board of Directors, in exchange for her services. Following the consummation of the transaction, the Company now holds 88% of the issued share capital of Pointer South Africa.

h.	In May 2012, the Company established a wholly-owned subsidiary in India, Pointer Telocation India Private Limited.

i.	On October 6, 2016, the Company’s shareholders approved a compensation policy for the Company’s directors and officers (the “Compensation Policy”). The Compensation Policy includes, among other issues prescribed by Israeli Companies Law, 5799-1999 (the “Companies Law”), a framework for establishing the terms of office and employment of the office holders, and guidelines with respect to the structure of the variable pay of office holders. The Compensation Policy includes compensation, bonus and benefits strategy for office holders which is designed in order to reward performance, maintain a reasonable wage structure throughout the organization and to reinforce a culture in order to promote the long-term success of the Company.

j.	On October 7, 2016, the Brazilian subsidiary acquired 100% interest in Cielo Telecom Ltd. (“Cielo”), a fleet management services company based in South Brazil.

On the acquisition date, the fair value of the consideration transferred totaled $8.5 million in cash.

The acquisition was accounted for under the purchase method of accounting as determined by ASC Topic 805, “Business Combinations”. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their fair values on the date of acquisition.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the acquisition date:

Working capital, net	334
Property and equipment	1,239
Other intangible assets	2,098
Goodwill	6,070
Deferred taxes	(714)
Payables for acquisition of investments in subsidiaries	(496)

$8,531

18

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:-	GENERAL (Cont.)

Unaudited pro forma condensed results of operations:

The following represents the unaudited pro forma condensed results of operations for the year ended December 31, 2016, assuming that the acquisitions of Cielo occurred on January 1, 2016. The pro forma information is not necessarily indicative of the results of operations that would have actually occurred had the acquisitions been consummated on those dates, nor does it purport to represent the results of operations for future periods.

Year ended December 31,
2016
Unaudited

Revenues	$67,468

Net income attributable to Pointer shareholders’ from continuing operations	$3,820

Basic income per share	$0.49

Diluted income per share	$0.48

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

a.	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The most significant assumptions are employed in estimates used in determining values of intangible assets, tax assets and tax liabilities, warranty costs and stock-based compensation costs. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars:

The Company’s reporting currency is the U.S. dollar.

The majority of the revenues of the Company’s Cellocator business are generated in U.S. dollars (“USD”) or linked to the USD. In addition, a substantial portion of the Company’s Cellocator business’ costs are incurred in USD. The Company’s management believes that the USD is the primary currency of the economic environment of the Cellocator business and thus its functional currency. Due to the fact that Argentina has been determined to be highly inflationary, The financial statements of Pointer Argentina have been remeasured as if its functional currency was the USD since 1 July 2018.

The majority of revenues generated by the Company’s MRM business are raised in Israeli NIS (“NIS”), or linked to the NIS. In addition, a substantial portion of the Company’s MRM business costs are incurred in NIS. The Company’s management believes that the NIS is the primary currency of the economic environment of the MRM business and thus its functional currency.

For those subsidiaries whose functional currency has been determined to be their local currency (for Pointer Mexico- the Mexican peso; for Pointer Inc. the USD; for Pointer do Brazil Comercial Ltda. the Brazilian Real), assets and liabilities are translated at year-end exchange rates and statement of operations items are translated at average exchange rates prevailing during the year. Such translation adjustments are recorded as a separate component, other comprehensive income (loss), in shareholders’ equity (deficiency).

19

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiaries.

Intercompany transactions and balances including profits from intercompany sales not yet realized outside the Company have been eliminated upon consolidation.

Changes in the parent’s ownership interest in a subsidiary with no change of control are treated as equity transactions, rather than step acquisitions or dilution gains or losses. Losses of partially owned consolidated subsidiaries shall be continued to be allocated to the non-controlling interests even when their investment was already reduced to zero.

d.	Cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less at the date acquired.

e.	Inventories:

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the “moving average” cost method. Inventory consists of raw materials, work in process and finished products. Inventory write-offs are provided to cover risks arising from slow-moving items, technological obsolescence, excess inventories, and for market prices lower than cost. In 2018, 2017 and 2016, the Company and its subsidiaries wrote-off approximately net amount of $346, $129 and $147, respectively. The net write-offs are included in the cost of revenues.

20

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

f.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at the following annual rates:

%

Installed products	20-33
Computers and electronic equipment	10 - 33 (mainly 33)
Office furniture and equipment	6 - 15
Motor vehicles	15 - 20 (mainly 20)
Network installation	10 - 33
Buildings	6.67
Leasehold improvements	Over the term of the lease, including the option term or the useful lives of the assets, whichever is shorter

g.	Goodwill:

Goodwill reflects the excess of the purchase price of the acquired activities over the fair value of net assets acquired. Pursuant to ASC 350, “Intangibles - Goodwill and Other”, goodwill is not amortized but rather tested for impairment at least annually, at the reporting unit level.

The Company identified several reporting units based on the guidance of ASC 350.

ASC 350 prescribes a two-phase process for the impairment testing of goodwill.

In the evaluation of goodwill for impairment, the Company has the option to perform a qualitative assessment to determine whether further impairment testing is necessary or to perform a quantitative assessment by comparing the fair value of a reporting unit to its carrying amount, including goodwill. Under the qualitative assessment, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. If under the quantitative assessment the fair value of a reporting unit is less than its carrying amount, then the amount of the impairment loss, if any, must be measured under step two of the impairment analysis. In the first phase of impairment testing, goodwill attributable to the reporting units is tested for impairment by comparing the fair value of each reporting unit with its carrying value. If the carrying value of the reporting unit exceeds its fair value, the second phase is then performed. The second phase of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

No impairment losses were identified in 2018, 2017 or 2016.

h.	Identifiable intangible assets:

Intangible assets consist of the following: a brand name, customers’ related intangibles, developed technology and acquired patents. Intangible assets are amortized over their useful life using a method of amortization that reflects the pattern in which the economic benefits of the intangible assets are consumed or otherwise used up. Intangible assets are stated at amortized cost.

21

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The customers’ related intangibles are amortized over a five to nine year period.

Backlog is amortized over a three-year period.

Non- competition agreement is amortized over a three-year period.

Brand name is amortized over a ten-year period.

Customer related intangibles are amortized based on the accelerated method. For customer related intangibles in respect with the Brazil transaction during 2013 and the transaction during 2016, the Company used the straight line method, the differences from the accelerated method were immaterial.

Other intangibles are amortized based on straight line method over the periods above mentioned.

No impairment losses were identified in 2018, 2017 and 2016.

i.	Impairment of long-lived assets:

The Company’s long lived assets are reviewed for impairment in accordance with ASC 360-10-35, “Property, Plant, and Equipment- Subsequent Measurement” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

No impairment losses were identified in 2018, 2017 and 2016.

j.	Provision for warranty:

The Company and its subsidiaries generally grant an assurance type waaranty of one-year to three-year for their products. The Company and its subsidiaries estimate the costs that may be incurred under its basic limited warranty and records a liability in the amount of such costs at the time which product revenue is recognized. Factors that affect the warranty liability include the number of installed units, historical and anticipated rates of warranty claims and cost per claim. The Company and its subsidiaries periodically assess the adequacy of its recorded warranty liabilities and adjust the amounts as necessary. Changes in the Company’s and its subsidiaries’ product liabilities (which are included in other accounts payable and accrued expenses and other long term liabilities’ captions in the Balance Sheet) during 2018 and 2017 are as follows:

	Year ended December 31,
	2018	2017

Balance, beginning of the year	567	604
Warranties issued during the year	346	468
Settlements made during the year	(118)	(145)
Expirations	(351)	(360)

Balance end of year	444	567

22

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

k.	Revenue recognition:

The Company and its subsidiaries generate revenue from subscriber fees for the provision of services and sales of systems and products, mainly in respect of asset management services, fleet management services, stolen vehicle recovery services and other value added services. To a lesser extent, revenues are also derived from technical support services. The Company and its subsidiaries sell the systems primarily through their direct sales force and indirectly through resellers.

Adoption of ASC Topic 606, “Revenue from Contracts with Customers”:

On January 1, 2018, the Company adopted the new guidance on Revenue from Contracts with Customers under Topic 606 using the modified retrospective transition method.

Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting treatment under Topic 605.

The core principle of the standard is for companies to recognize revenue to depict the transfer of control of goods or services to customers in amounts that reflect the consideration (that is, payment) to which the Company expects to be entitled in exchange for those goods or services.

In order to achieve that core principle, the Company applies the following five-step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.

(1)	Identify the contract with a customer:

A contract is an agreement between two or more parties that creates enforceable rights and obligations. In evaluating the contract, the Company analyzes the customer’s intent and ability to pay the amount of promised consideration (credit risk) and considers the probability of collecting substantially all of the consideration.

The Company determines whether collectability is reasonably assured on a customer-by-customer basis pursuant to its credit review policy.

23

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

(2)	Identify the performance obligations in the contract:

At a contract’s inception, the Company assesses the goods or services promised in a contract with a customer and identifies the performance obligations.

The main performance obligations are the provisions of the following:

Product, services and NRE.

(3)	Determine the transaction price:

The transaction price is the amount of consideration to which the Company is entitled in exchange for transferring promised goods or services to a customer.

When a contract provides a customer with payment terms of more than a year, the Company considers whether those terms create variability in the transaction price and whether a significant financing component exists.

(4)	Allocate the transaction price to the performance obligations in the contract:

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods or providing services. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The Company does not have any significant extended payments terms.

Some of the contracts have multiple performance obligations, including contracts that combine product with installation and customer support. For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation using its best estimate of the relative standalone selling price of each distinct good or service in the contract. The primary method used to estimate the relative standalone selling price is expected costs of satisfying a performance obligation and an appropriate margin for that distinct good or service. In assessing whether to allocate variable consideration to a specific part of the contract, the Company considers the nature of the variable payment and whether it relates specifically to its efforts to satisfy a specific part of the contract.

(5)	Recognize revenue when a performance obligation is satisfied:

The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer.

Product revenue is recognized at a point of time when the product have been delivered. The Company recognizes revenue from products when a customer takes possession of the product.

The Company recognizes revenues from services on a straight line over the service contractual period, starting at commencement of the services. Renewals of service contracts create new performance obligations that are satisfied over the term with the revenues recognized ratably over the term.

Products and services may be sold separately or in bundled packages. The typical length of a contract for service is 36 months.

Services including leased devices and installation recognized on a straight line over the service contractual period, starting at commencement of services.

For products sold separately, customers pay in full at a point of sale. For devices sold in bundled packages, customers usually pay monthly in equal installments over the period of 36 months.

24

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Set-up fees are recognized at a point of time upon completion and professional services are recognized over the time on a straight line over the services contractual period. Software as a Service (“SAAS”) revenues are recognized over the time on a straight line over the services’ contractual period. Non-Recurring Engineering (“NRE”) services are recognized over the time based on costs incurred.

The most significant impacts of the standard to the Company relate to the timing of revenue recognition for arrangements involving leasing. The cumulative effect of accounting change recognized was $356 recorded as a decrease to beginning balance of accumulated deficit, and a corresponding increase to prepaid and other current assets and a decrease in other assets.

Refer to the following table for the detailed effect to our consolidated balance sheet upon adoption:

	Balance at December 31, 2017	New Revenue Standard Adjustment	Balance at January 1, 2018

Assets
Prepaid and other current assets	$2,865	$555	$3,420
Other assets	1,116	(199)	917

Shareholders’ Equity
Accumulated Deficit	(69,597)	356	(69,241)

25

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The following tables summarize the impacts of adopting Topic 606 on the Company’s consolidated financial statements for the year ended December 31, 2018:

	Impact of changes in accounting policies Year ended December 31, 2018
	As reported	Adj.	Balances without adoption of Topic 606

Service revenue	52,543	344	52,887
Product revenue	25,243	(268)	24,975
Total revenues	77,786	76	77,862

Cost of revenues	36,778	-	36,778
Research and development expenses	4,707	-	4,707
Selling and marketing expenses	14,560	29	14,589
General and administrative expenses	11,169	-	11,169
Amortization of intangible assets	456	-	456
One time acquisition related costs	300	-	300
Financial expenses	1,133	-	1,133
Income tax expense	1,753	(5)	1,748
Others	3	-	3

Net income	6,927	52	6,979

1.	Contract costs:

The Company pays commissions to sales and marketing and certain management personnel based on their attainment of certain predetermined sales goals. Sales commissions are considered incremental costs of obtaining a contract with a customer and are deferred and amortized.

The Company is required to capitalize and amortize incremental costs of obtaining a contract, such as certain sales commission costs, over the remaining contractual term or over an expected period of benefit, which the Company has determined to be approximately three years.

26

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

2.	Disaggregation of revenue:

The following is a description of principal activities separated by reportable segments from which the Company generates its revenue. For more detailed information about reportable segments, see Note 17.

In the following table, revenue is disaggregated by primary geographical market, major product line, and timing of revenue recognition. The table also includes a reconciliation of the disaggregated revenue with the reportable segments:

	Reportable segments results of operations for the year ended December 31, 2018
	Cellocator segment	MRM segment	Elimination	Total

Revenue recognized:

At a point of time	22,137	10,733	(7,627)	25,243
Over a period of time	1,627	51,669	(753)	52,543

	24,764	62,402	(8,380)	77,786

3.	Contract balances:

The following table provides information about contract assets and liabilities:

	Balance at December 31, 2018	Balance at December 31, 2017

Contract assets	$808	$973

Contract liabilities	$267	$313

The contract assets primarily relate to the Company’s rights to consideration for work completed but not billed at the reporting date. The contract assets are transferred to the receivables when the rights become unconditional.

The contract liabilities primarily relate to the advance consideration received from customers, for which transfer if control occurs, and therefore revenue is recognized on completion.

l.	Research and development costs:

Research and development costs are charged to expenses as incurred.

m.	Advertising expenses:

Advertising expenses are charged to the statement of operations as incurred. Advertising expenses for the years ended December 31, 2018, 2017 and 2016 were $1,466, $1,459 and $1,337, respectively.

27

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

n.	Income taxes:

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. This ASC prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

The Company adopted an amendment to ASC 740, “Income Taxes”. The amendment clarifies the accounting for uncertainties in income taxes by establishing minimum standards for the recognition and measurement of tax positions taken or expected to be taken in a tax return. Under the requirements of ASC 740, the Company must review all of its tax positions and make a determination as to whether its position is more likely than not to be sustained upon examination by regulatory authorities. If a tax position meets the more likely than not standard, then the related tax benefit is measured based on a cumulative probability analysis of the amount that is more-likely-than-not to be realized upon ultimate settlement or disposition of the underlying issue.

In the years ended December 31, 2018, 2017 and 2016, the Company recorded tax expenses in connection to uncertainties in income taxes of $144, $127 and $0 respectively.

o.	Basic and diluted net earnings per share:

Basic and diluted net earnings per share are computed based on the weighted average number of ordinary shares outstanding during the year. Diluted net earnings (loss) per share further include the dilutive effect of stock options outstanding during the year, in accordance with ASC 260, “Earnings Per Share”. Part of the Company’s outstanding stock options and warrants has been excluded from the calculation of the diluted earnings per share because such securities are anti-dilutive. The total weighted average number of the Company’s shares related to the outstanding options and warrants excluded from the calculations of diluted earnings per share was 18,750, 20,125 and 202,000 for the years ended December 31, 2018, 2017 and 2016, respectively.

p.	Accounting for stock-based compensation:

The Company applies ASC 718, “Compensation: Stock Compensation”. In accordance with ASC 718, all grants of employee equity based stock options are recognized in the financial statements based on their grant date fair values. The fair value of graded vesting options, as measured at the date of grant, is charged to expenses, based on the accelerated attribution method over the requisite service period of each of the awards, net of estimated forfeitures.

28

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Effective as of January 1, 2017, the Company adopted Accounting Standards Update 2016-09, “Compensation: Stock Compensation (Topic 718)” (“ASU2016-09”) on a modified, retrospective basis.

Upon adoption of ASU 2016-09, the Company elected to change its accounting policy to account for forfeitures as they occur.

During the years ended December 31, 2018, 2017 and 2016, the Company recognized stock-based compensation expenses related to employee stock options in the amounts of $1,198, $380 and $320, respectively.

According to ASC 718, a change in any of the terms or conditions of the Company’s stock options is accounted for as a modification. Therefore, if the terms of an award are modified, the Company calculates incremental compensation costs as the excess of the fair value of the modified option over the fair value of the original option immediately before its terms are modified, measured based on the share price and other pertinent factors existing at the modification date. For vested options, the Company recognizes any incremental compensation cost immediately in the period the modification occurs, whereas for unvested options, the Company recognizes, over the new requisite service period, any incremental compensation cost due to the modification and any remaining unrecognized compensation cost for the original award over its term.

q.	Data related to options to purchase the Company shares:

1.	The fair value of the Company’s stock options granted to employees and directors for the years ended December 31, 2018, 2017 and 2016 was estimated using the Black-Scholes option-pricing model, with the following weighted average assumptions:

	Year ended December 31,
	2018	2017	2016

Risk free interest rate	0.78%-2.96%	0.86%-1.39%	0.8%-1.00%
Dividend yield	0%	0%	0%
Expected volatility	40.16%-51.76%	52.25%-57.73%	55.81%-60.84%
Expected term (in years)	4.00-5.50	4.00-5.50	4.00-5.50
Forfeiture rate	0%	0%	2%

The Black-Scholes option pricing model requires a number of assumptions, of which the most significant are expected stock price volatility and the expected option term. Expected volatility was calculated based upon actual historical stock price movements. The expected option term represents the period that the Company’s stock options are expected to be outstanding and was determined for plain vanilla options as the average of the vesting period and the contractual term, based on the simplified method permitted by SAB 107 and extended by SAB 110, in cases that the Company encounters difficulties in making a refind estimate of expected term, due to lack of historical information.

29

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company adopted SAB 110 and continues to apply the simplified method until enough historical experience is available to provide a reasonable estimate of the expected term for stock option grants. In a few limited cases, the Company did not use the simplified method in measuring the fair value of modified awards, either when the options were deeply out of the money immediately before the modification or when the Company accelerated the vesting and extended the exercise period after an employee’s resignation. Since in both instances, the entire remaining contractual term of the options was relatively short, we assumed that the expected life to be the entire remaining contractual term.

The risk-free interest rate is based on the yield from U.S. Treasury bill with accordance to the expected term of the options.

The Company has historically not paid dividends and has no foreseeable plans to pay dividends and therefore uses an expected dividend yield of zero in the option pricing model. The Company is required to estimate forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimates. The Company uses historical data to estimate pre-vesting option forfeitures and record share-based compensation expense only for those awards that are expected to vest.

On October 2, 2017, the Company sold 2,519,544 ordinary shares of Pointer South Africa, representing approximately 12% of Pointer South Africa’s issued and outstanding share capital as of the date thereof, to Ms. Preshnee Moodley, who serves on Pointer South Africa’s Board of Directors, in exchange to its services.

r.	Severance pay:

The liability of the Company and its subsidiaries in Israel for severance pay is calculated pursuant to Israel’s Severance Pay Law 5273-1963 (the “Severance Law”) based on the most recent salary of the employees multiplied by the number of years of employment as of balance sheet date and are presented on an undiscounted basis (the “Shut Down Method”). Employees are entitled to one month’s salary for each year of employment, or a portion thereof. The liability for the Company and its subsidiaries in Israel is fully provided by monthly deposits with insurance policies and by accrual. The value of these policies is recorded as an asset in the Company’s balance sheet.

The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to the Severance Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes profits or losses accumulated to balance sheet date.

Some of the Company’s employees are subject to Section 14 of the Severance Law and the General Approval of the Labor Minister dated June 30, 1998, issued in accordance to the said Section 14, mandating that upon termination of such employees’ employment, all the amounts accrued in their insurance policies shall be released to them. The severance pay liabilities and deposits covered by these plans are not reflected in the balance sheet as the severance pay risks have been irrevocably transferred to the severance funds.

30

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Severance pay expenses for the years ended December 31, 2018, 2017 and 2016 were $978, $1,037 and $728, respectively.

s.	Concentrations of credit risk:

Financial instruments that potentially subject the Company and its subsidiaries to concentrations of credit risk consist principally of cash and cash equivalents, trade receivables, trade payables and derivatives.

The Company’s cash and cash equivalents are invested primarily in deposits with major banks worldwide, mainly in Israel. Generally, these deposits may be redeemed upon demand and, therefore, bear low risk. Management believes that the financial institutions that hold the Company’s investments have a high credit rating.

The Company’s trade receivables include amounts billed to clients located mainly in Israel, Latin America and Europe. Management periodically evaluates the collectability of its trade receivables to reflect the amounts estimated to be collectible. An allowance is determined in respect to specific debts whose collection, in management’s opinion, is doubtful. In 2018, 2017 and 2016, the Company recorded expenses in respect to such debts in the amount of $539, $802 and $511, respectively. As for major customers, see Note 17d.

Changes in the allowance for doubtful accounts during 2018 and 2017 are as follows:

	Year ended December 31,
	2018	2017

Balance at beginning of the year	1,127	1,281

Deductions during the year	(57)	(992)
Charged to expenses	539	802
Foreign currency translation adjustment	(145)	36

Balance at end of year	1,464	1,127

t.	Fair value measurements:

The following methods and assumptions were used by the Company and its subsidiaries in estimating fair value disclosures for financial instruments:

The carrying amounts reported in the balance sheet for cash and cash equivalents, trade receivables, other accounts receivable, short-term bank credit, trade payables and other accounts payable approximate their fair values due to the short-term maturities of such instruments.

Amounts recorded for long-term loans approximate fair values. The fair value was estimated using discounted cash flow analysis, based on the Company’s incremental borrowing rates for similar type of borrowing arrangements.

31

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company accounts for certain assets and liabilities at fair value under ASC 820, “Fair Value Measurements and Disclosures”. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. As a basis for considering such assumptions, ASC 820 establishes a three tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 -	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets;

Level 2 -	Significant other observable inputs based on market data obtained from sources independent of the reporting entity;

Level 3 -	Unobservable inputs which are supported by little or no market activity (for example cash flow modeling inputs based on assumptions).

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company categorized each of its fair value measurements in one of these three levels of hierarchy.

Assets and Liabilities that are measured at Fair Value on a Nonrecurring Basis subsequent to their initial recognition.

During 2018, 2017 and 2016 there were no impairment losses regarding goodwill.

u.	Discontinued operations

Under ASC 205, “Presentation of Financial Statements - Discontinued Operation” when a component of an entity, as defined in ASC 205, has been disposed of or is classified as held for sale, the results of its operations, including the gain or loss on its disposal are classified as discontinued operations and the assets and liabilities of such component are classified as assets and liabilities attributed to discontinued operations; that is, provided that the operations, assets and liabilities and cash flows of the component have been eliminated from the Company’s consolidated operations and the Company will no longer have any significant continuing involvement in the operations of the component.

32

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

v.	New accounting pronouncements not yet effective:

1.	In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2016-02 (Topic 842) “Leases” Topic 842 supersedes the lease requirements in Accounting Standards Codification (ASC) Topic 840, “Leases”. Under Topic 842, lessees are required to recognize assets and liabilities on the balance sheet for leases and provide enhanced disclosures. ASU No. 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018, early adoption is permitted. In July 2018, the FASB issued amendments in ASU 2018-11, which provide another transition method in addition to the existing transition method, by allowing entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption, and to not apply the new guidance in the comparative periods they present in the financial statements. The Company has elected to apply the standard retrospectively at the beginning of the period of adoption through a cumulative-effect adjustment. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. ASC 842 supersedes the previous leases standard, ASC 840, “Leases”. The Company also expects to elect certain relief options offered in ASU 2016-02 including certain available transitional practical expedients. The Company is in the process of implementing changes to the existing systems and processes in conjunction with a review of existing vendor agreements. The Company will adopt Topic 842 effective January 1, 2019. The Company currently anticipates that the adoption of this standard will have a material impact on the consolidated balance sheets. Based on the Company’s current portfolio of leases, approximately $2.5 to 5 million of lease assets and liabilities would be recognized on its balance sheet. The Company continues to assess the potential impacts of the guidance, including normal ongoing business dynamics or potential changes in contracting terms.

2.	In January 2017, the FASB issued ASU 2017-04, “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”. ASU 2017-04 was issued to simplify how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. The amendments in ASU 2017-04 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2019. The Company is evaluating the potential impact of this pronouncement.

3.	In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 amends the impairment model to utilize an expected loss methodology in place of the currently used incurred loss methodology, which will result in the more timely recognition of losses. ASU 2016-13 also applies to employee benefit plan accounting, with an effective date of the first quarter of fiscal 2022. The Company is currently assessing the impact that adopting this new accounting standard will have on its consolidated balance sheets, statements of operations and cash flows.

33

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

4.	In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities, which expands the activities that qualify for hedge accounting and simplifies the rules for reporting hedging transactions. The standard will become effective for the Company beginning January 1, 2019. Early adoption is permitted. The Company does not expect that this new guidance will have a material impact on its consolidated financial statements.

w.	Recently issued and adopted proncounments

1.	In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606). Under the new standard, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flow arising from contracts with customers. The guidance permits two methods of modification: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the modified retrospective method). The Company adopted the new standard, effective January 1, 2018, using the modified retrospective method applied to those contracts which were not substantially completed as of the adoption date. Refer to “Revenue Recognition” above for further details.

2.	In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”), which requires companies to include amounts generally described as restricted cash and restricted cash equivalents in cash and cash equivalents when reconciling beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-18 is effective for the Company from January 1, 2018. This new guidance does not have an impact on the Company’s consolidated financial statements.

34

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 3:-	OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

	December 31,
	2018	2017

Prepaid expenses	1,572	1,453
Contract assets	448	748
Government authorities	433	517
Employees	51	30
Other receivables	858	117

	3,362	2,865

NOTE 4:-	INVENTORIES

	December 31,
	2018	2017

Raw materials	3,853	3,621
Work in process	-	149
Finished goods	2,579	2,781

	6,432	6,551

NOTE 5:-	PROPERTY AND EQUIPMENT, NET

a.	Composition:

	December 31,
	2018	2017
Cost:

Installed products	9,584	9,771
Computers and electronic equipment	7,549	7,353
Office furniture and equipment	1,692	1,397
Motor vehicles	207	349
Network installation	3,840	4,211
Leasehold improvements	940	778

	23,812	23,859

Accumulated depreciation:

Installed products	7,017	7,061
Computers and electronic equipment	4,849	4,768
Office furniture and equipment	1,522	1,290
Motor vehicles	156	237
Network installation	3,829	4,193
Leasehold improvements	524	462

	17,897	18,011

Depreciated cost	5,915	5,848

b.	Depreciation expenses for the years ended December 31, 2018, 2017 and 2016 were $2,115, $2,461 and $2,133, respectively.

c.	No Impairment losses recorded for the years ended December 31, 2018, 2017 and 2016.

35

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 6:-	OTHER INTANGIBLE ASSETS, NET

a.	Other intangible assets, net:

	December 31,
	2018	2017
Cost:
Patents	639	639
Developed technology	4,963	4,975
Customer related intangible	7,847	8,061
Others	840	868
Brand name	2,723	2,800

	17,012	17,343
Accumulated amortization:
Patents	639	639
Developed technology (see note 2h)	4,963	4,942
Customer related intangible	7,080	6,799
Others	730	691
Brand name	2,371	2,337

	15,783	15,408

Amortized cost	1,229	1,935

b.	Amortization expenses for the years ended December 31, 2018, 2017 and 2016 were $456, $463 and $473, respectively.

c.	Estimated amortization expenses for the years ending:

December 31,

2019	368
2020	334
2021	270
2022	257

1,229

36

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 7:-	GOODWILL

The changes in the carrying amount of goodwill for the years ended December 31, 2018 and 2017 are as follows:

	December 31,
	2018	2017

Goodwill, beginning of the year	41,010	38,107
Foreign currency translation adjustments	(3,472)	2,903

Goodwill, end of year	37,538	41,010

The carrying value of goodwill by reporting unit as of 31 December, 2018 is as follows:

Reporting unit	2018

Cellocator	2,534
SVR (*)	27,976
Pointer brazil	1,996
Cielo brazil	5,032

37,538

The carrying value of goodwill by reporting unit as of 31 December 2017 is as follows:

Reporting unit	2017

Cellocator	2,534
SVR (*)	30,245
Pointer brazil	2,338
Cielo brazil	5,893

41,010

(*)	SVR in Israel.

The material assumptions used for the income approach for 2018 were:

	Cellocator	SVR	Pointer brazil	Cielo

Discount rate	16%	14%	20%	20%
Growth rate	3%	2%	6.4%	6.4%
Years of projected cash flows	5	5	5	5

37

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 8:-	SHORT-TERM BANK CREDIT AND CURRENT MATURITIES OF LONG-TERM LOANS FROM BANKS, SHAREHOLDERS AND OTHERS

Classified by currency, linkage terms and annual interest rates, the credit and loans are as follows:

	Interest rate		December 31,
	2018	2017	2018	2017
	%
Current maturities of long-term loans from banks, shareholders and others:
In, or linked to Dollars	Libor+2%	Libor+2%	2,332	4,856
In other currencies	-	10%-17%	-	245
Short term bank credit	17%	-	22	-

			2,354	5,101

Unutilized credit lines			10,811	10,954

NOTE 9:-	OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31,
	2018	2017

Employees and payroll accruals	4,044	4,260
Government authorities	1,867	1,858
Provision for warranty	304	369
Accrued expenses	2,220	2,561
Related party	53	53
Others	2	16

	8,490	9,117

38

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 10:-	LONG-TERM LOANS FROM BANKS

a.	Composition:

	Interest rate		December 31,
	2018	2017	2018	2017
	%

In, or linked to Dollars (see c below )	3.71%	3.71%	5,017	9,871
In other currencies	-	10%-17%	-	245
			5,017	10,116

Less - current maturities			2,332	5,101

			2,685	5,015

b.	As of December 31, 2018, the aggregate annual maturities of the long-term loans are as follows:

2019 (current maturities)	2,332
2020	1,512
2021	1,173

5,017

c.	With respect to the bank loans provided to the Company for the purpose of funding the acquisitions of Pointer Brazil (see note 1e) and Cielo Telecom Ltda., and for utilizing credit facilities, the Company is required to meet certain financial covenants as follows:

1.	The ratio of the shareholders equity to the total consolidated assets will not be less than 20% and the shareholders equity will not be less than $20,000, beginning December 31, 2007.

2.	The ratio of the Company and its subsidiaries’ debt (debt to banks, convertible debenture and loans from others that are not subordinated to the bank less cash) to the annual EBITDA will not exceed 3.5 in 2016, 3 in 2017 and 2.5 in 2018 and thereafter.

3.	The ratio of Pointer Telocation Ltd.’s debt (debt to banks, convertible debenture and loans from others was not subordinated to the bank less cash) to the annual EBITDA will not exceed 3.5 in 2016, 3 in 2017 and 2.5 in 2018 and thereafter.

As of December 31, 2018 the Company is in compliance with the financial covenants of its bank loans.

39

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 11:-	DEFERRED TAXES AND OTHER LONG-TERM LIABILITIES

	December 31,
	2018	2017

Provision for warranty	138	199
Deferred tax	133	540
Deferred revenues	89	99

	360	838

NOTE 12:-	COMMITMENTS AND CONTINGENT LIABILITIES

a.	Charges:

As collateral for its liabilities, the Company has recorded floating charges on all of its assets, including its intellectual property and equipment, in favor of banks.

b.	Collateral:

The Company obtained bank guarantees in the amount of $382 in favor of its lessor, customs and customers.

c.	Royalties:

The Company has undertaken to pay royalties to the BIRD Foundation (“BIRD”), at the rate of 5% on sales proceeds of products developed with the participation of BIRD up to the amount received, linked to the USD. The contingent obligation as of December 31, 2018 is $ 2,444. No royalties were accrued or paid during 2018, 2017 and 2016.

d.	Lease commitments:

The Company and its subsidiaries have leased offices, motor vehicles and locations for periods through 2022. Minimum annual rental payments under non-cancelable operating leases are as follows:

2019	2,123
2020	1,259
2021	377
2022 and thereafter	342

4,101

Rent expenses for the years ended December 31, 2018, 2017 and 2016, were $2,452, $2,325 and $2,327, respectively.

e.	Litigation:

1.	As of December 31, 2018, several claims were filed against the Company, mainly by customers. The claims are in an amount aggregating to approximately $119. The substance of the claims generally relate to the malfunction of the Company’s products, which occurred during the ordinary course of business. The Company is defending such litigation in court and has recorded a provision of $26.

40

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 12:-	COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

2.	In August 2014, Pointer Brazil was notified that it had not paid an aggregate of $273 in VAT tax (Brazilian ICMS tax) plus $927 of interest, in addition to a penalty fee in the aggregate of $1,036, collectively as of December 31, 2018. The Company is defending such litigation in court and made a provision of $78. The potential timeframe for such litigation may extend to 14 years.

3.	In July 2015, the Company received a tax deficiency notice against Pointer Brazil, pursuant to which Pointer or Pointer Brazil would be required to pay an aggregate amount of approximately US $14.0 million. The claim alleged that the services provided by Pointer Brazil ought to be classified as “Telecommunication Services”, and must therefore be subject to the State Value Added Tax. On August 14, 2018, the lower Chamber of the State Tax Administrative Court (TIT) rendered a decision that was favorable to Pointer Brazil in relation to the ICMS demands, but adverse in regards to the clerical obligation of keeping in good order a set of ICMS books and their respective tax receipts. Following this decision, the outstanding balance amounts to $235. Both the State and the company filed an appeal against part of the decision that was unfavorable to them and, currently, we are waiting for the judgment of both appeals by the higher Chamber of TIT. The Company’s legal counsel is of the opinion that it is highly probable that the Company will prevail, and that no material costs will arise in respect to these claims. For this reason, the Company has not made any provision.

f.	Commitments:

1.	The Company and DBSI Investment Ltd. (“DBSI”), an equity owner in the Company (see Note 16), have entered into a management services agreement pursuant to which DBSI shall provide management services in consideration of annual management fees of $180 for a period of three years commencing on August 1, 2017.

2.	Under the Bank’s credit facility, the Company is required to meet required financial covenants (see Note 10c).

NOTE 13:-	EQUITY

a.	Ordinary shares:

The Company’s ordinary shares confer upon their holders voting rights, the right to receive cash dividends and the right to participate in the distribution of excess assets upon liquidation of the Company.

b.	Options:

1.	In December 2013, the Company adopted a Global Share Incentive Plan (2013) (the “2013 Plan”). The Board of Directors of the Company approved 376,712 of shares reserved under the 2013 Plan. To date, the options under the 2013 Plan are granted in accordance with Section 102 to the Israeli Income Tax Ordinance in the Capital Gains Track, all subject to the provisions of the Israeli Income Tax Ordinance. The grant of options is subject to the approval of the Board of Directors of the Company. The exercise price of the options shall be determined by the Board of Directors in its discretion, provided that the price per share is not less than the nominal value of each share, or to the extent required pursuant to applicable law or to qualify for favorable tax treatment, not less than 100% of the closing price of the share on the market on the date of grant or average of the closing price within a specific time frame prior to the grant as determined by the Board of Directors or a committee of the Board of Directors. Generally, options vest over a period of four years are valid for a period of seven years from the date of grant.

41

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 13:-	EQUITY (Cont.)

2.	A summary of employee option activity under the Company’s Stock Option Plans and RSU’s as of December 31, 2018 and changes during the year ended December 31, 2018 are as follows:

	Number of options	Weighted-average exercise price	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value (in thousands)

Outstanding at January 1, 2018	339,459	$4.61
Granted	271,000	$0.80
Exercised	(75,209)	$1.29
Forfeited	(15,250)	$1.04
Outstanding at December 31, 2018	520,000	$4.22

Exercisable at December 31, 2018	166,875	$5.95	4.45	$1,035

Vested and expected to vest at December 31, 2018	512,938	$4.28	5.49	$4,041

The weighted average grant date fair value of options granted during the years ended December 31, 2018 and 2017 was $11.6 and $7.8, respectively. The aggregate intrinsic value in the table above reflects the total intrinsic value (the difference between the Company’s closing stock price on the last trading day of the fourth quarter of fiscal 2018 and the exercise price, multiplied by the number of in the money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2018. This amount changes based on the fair market value of the Company’s stock.

As of December 31, 2018, there was approximately $2,204 of total unrecognized compensation costs related to non vested share-based compensation arrangements granted under the Company’s stock option plans.

That cost is expected to be recognized over a weighted-average period of 2.0 years. The total grant date fair value of options that vested during the year ended December 31, 2018 was approximately $264.

42

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 13:-	EQUITY (Cont.)

3.	The following table summarizes information relating to employees’ stock options and RSU’s outstanding as of December 31, 2018, according to exercise prices:

Options outstanding			Options exercisable
Number outstanding at December 31, 2018	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable at December 31, 2018	Weighted average exercise price
	Years
231,500	6.20	$0.8	-	$-
26,000	3.16	$6.14	7,500	$6.14
212,500	4.52	$5.94	159,375	$5.94
25,000	6.88	$12.00	-	$-
25,000	6.63	$11.50	-	$-

520,000	5.41	$5.41	166,875	$5.95

4.	On July 6, 2016, the Board of Directors resolved to issue to the Company’s employees options to purchase 250,000 of the Company’s ordinary shares pursuant to the 2013 Plan. These options vest in four equal annual installments over a period of four years, commencing as of the date of the grant, at an exercise price of $5.94 per share.

5.	In April 2017, the Board of Directors resolved to issue to the Company’s directors Restricted Stock Units, or RSU, to purchase 4,500 of the Company’s ordinary shares, pursuant to the 2013 plan, which will vest in three equal installments over a period of three years, at an exercise price of 3 NIS per share, commencing in June 2017.

Also in April 2017, the Board of Directors resolved to issue to the Company’s employees Restricted Stock Units to purchase 17,000 of the Company’s ordinary shares, pursuant to the 2013 plan, which will vest in four equal installments over a period of four years, at an exercise price of 3 NIS per share, commencing April 2017.

6.	On February 27, 2018, the Board of Directors resolved to issue to certain Company employees RSU’s to purchase 89,000 of the Company’s ordinary shares, pursuant to the plan. The RSU’s will vest in four equal annual installments over a period of four years, commencing as of date of the grant, at an exercise price of NIS 3.0 per share.

On June 11, 2018, the Board of Directors resolved to issue to the Company’s CEO RSU’s to purchase 120,000 of the Company’s ordinary shares, pursuant to the plan. 84,000 RSU’s shall vest over a period of four years, subject to meeting certain revenues and non GAAP profit targets, at an exercise price of NIS 3.0 per share. 36,000 RSU’s shall vest in four equal installments over a period of four years, commencing on March 27, 2018. The Chief Executive Officer shall be entitled to 25% of the RSUs; provided that the Chief Executive Officer shall continue to be employed by the Company at each of the applicable vesting dates.

7.	On August 15, 2018, the Board of Directors resolved to issue to the Company’s employee options to purchase 25,000 of the Company’s ordinary shares, pursuant to the 2013 plan, which will vest in four equal installments over a period of four years, at an exercise price of 3 NIS per share, commencing August 2018.

43

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 13:-	EQUITY (Cont.)

8.	On November 15, 2018, the Board of Directors resolved to issue to certain Company employees RSU’s and options to purchase 37,000 of the Company’s ordinary shares, pursuant to the plan. The RSU’s and options will vest in four equal annual installments over a period of four years, commencing as of date of the grant, at an exercise price of NIS 3.0 per share for RSU and an exercise price per share of $12 for an option.

9.	As of December 31, 2018, 90,912 options are available for future grant under the 2013 Plan.

c.	Dividends:

Any dividend distributed by the Company will be declared and paid in USD, subject to statutory limitations. The Company’s policy is not to declare dividends out of tax exempt earnings.

NOTE 14:-	NET EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted net earnings per share:

	Year ended December 31,
	2018	2017	2016
Numerator:

Numerator for basic net earnings per share - Net income	$6,963	$16,518	$3,444

Numerator for diluted net earnings per share - Net income	$6,963	$16,518	$3,444

Denominator:

Denominator for basic net earnings per share - weighted-average number of shares outstanding (in thousands)	8,100	7,998	7,820

Denominator for diluted net earnings per share - adjusted weighted average shares and assumed exercises (in thousands)	8,280	8,131	7,938

Basic net earnings per share	$0.85	$2.07	$0.45

Diluted net earnings per share	$0.84	$2.03	$0.45

44

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 15:-	INCOME TAXES

a.	Israeli taxation:

1.	Corporate tax rate:

Taxable income of the Israeli companies is subject to the Israeli corporate tax at the rate as follows: 2016 - 25% , 2017 - 24% and 2018 - 23%.

In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Achieving the Budget Targets for the 2017 and 2018 Budget Years), 2016, which reduced the corporate tax rate to 24%, (instead of 25%) effective from January 1, 2017 and further to 23%, effective from January 1, 2018.

2.	Tax benefits under the Law for the Encouragement of Industry (Taxation), 1969:

The Company has the status of an “industrial company”, as defined by this law. According to this status and by virtue of regulations published thereunder, the Company is entitled to claim a deduction of accelerated depreciation on equipment used in industrial activities, as determined in the regulations issued under the Inflationary Law. The Company is also entitled to amortize a patent or rights to use a patent or intellectual property that are used in the enterprise’s development or advancement, to deduct issuance expenses for shares listed for trading, and to file consolidated financial statements under certain conditions.

45

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 15:-	INCOME TAXES (Cont.)

3.	The Law for the Encouragement of Capital Investments, 1959 (the “Capital Investments Law”):

On August 5, 2013, the Israeli “Knesset”, or Cabinet, issued the Law for Changing National Priorities (Legislative Amendments for Achieving Budget Targets for 2013 and 2014), 2013, which consists of Amendment 71 to the Law for the Encouragement of Capital Investments (the “71 Amendment”). According to the 71 Amendment, the tax rate on preferred income form a preferred enterprise in 2014 and thereafter will be 16% (in development area A: 9%).

The Amendment also prescribes that any dividends distributed to individuals or foreign residents from the preferred enterprise’s earnings as above will be subject to tax at a rate of 20%.

b.	Non Israeli subsidiaries:

Non-Israeli subsidiaries are taxed based on tax laws in their respective jurisdictions. The Corporate income tax rate of significant jurisdictions are as follows:

Tax rate
Mexico	30%
Brazil	34%
Argentina	35%
United States (*)	35%

(*)	Federal.

c.	Income (loss) before taxes on income:

	Year ended December 31,
	2018	2017	2016

Domestic	9,193	8,813	5,936
Foreign	(513)	487	(743)

	8,680	9,300	5,193

46

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 15:-	INCOME TAXES (Cont.)

d.	Deferred taxes:

1.	Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes, and amounts used for income tax purposes. Significant components of the deferred tax liabilities and assets of the Company and its subsidiaries are as follows:

	December 31,
	2018	2017

Reserves and accruals	381	392
Carryforward tax losses	17,954	23,950
Other temporary differences	7	666

Total deferred tax assets before valuation allowance	18,342	25,008

Valuation allowance (2)	(5,021)	(9,229)

Net deferred tax assets	13,321	15,779

Goodwill and other intangible assets	(5,521)	(6,696)
Other temporary differences	(12)	(38)

Total deferred tax liabilities	(5,533)	(6,734)

Total deferred tax Assets , net of deferred tax liabilities	7,788	9,045

2.	The Company and its subsidiaries have provided valuation allowances in respect of deferred tax assets resulting from tax losses carryforward and other temporary differences for amounts that are more likely than not will be realized in the foreseeable future.

47

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 15:-	INCOME TAXES (Cont.)

3.	Reconciling items between the statutory tax rate of the Company and the effective tax rate:

	Year ended December 31,
	2018	2017	2016
Income before taxes, as reported in the consolidated statements of operations	8,680	9,300	5,193

Statutory tax rate	23%	24%	25%

Theoretical tax expenses on the above amount at the Israeli statutory tax rate	1,996	2,232	1,298
Tax adjustment in respect of different tax rates in subsidiaries and changes in tax rates	(530)	(536)	118
Change in valuation allowance in respect of deferred taxes	9	(8,950)	-
Operating carryforward losses for which a valuation allowance was provided	52	3	197
Realization of carryforward tax losses for which a valuation allowance was provided	(90)	(404)	40
Provision for uncertain tax position	144	127	-
Nondeductible expenses and other permanent differences	172	307	192

	1,753	(7,221)	1,845

e.	Carryforward tax losses and deductions:

Carryforward tax losses of the Company totaled approximately $78,848 (including a capital loss in the amount of approximately $41,262) as of December 31, 2018. The carryforward tax losses have no expiration date.

Carryforward tax losses of Pointer Argentina are approximately $57 as of December 31, 2018. The carryforward tax losses will expire from 2020 to 2023.

Carryforward tax losses of Pointer Mexico totaled approximately $1,943 as of December 31, 2018. The carryforward tax losses will expire from 2019 to 2028.

Carryforward tax losses of Pointer Brazil totaled approximately $3,739 as of December 31, 2018. The carryforward tax losses have no expiration date.

Carryforward tax losses of Pointer South Africa totaled approximately $6,631 as of December 31, 2018. The carryforward tax losses have no expiration date.

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POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 15:-	INCOME TAXES (Cont.)

f.	Final tax assessments:

Tax assessments for the Company are considered final as of the 2014 tax year.

Tax assessments for Pointer Mexico are considered final as of the 2009 tax year.

Tax assessments for Pointer Argentina are considered final as of the 2013 tax year.

Tax assessments for Pointer South Africa are considered final as of the 2017 tax year.

g.	Taxes on income (tax benefit) included in the consolidated statements of operations:

	Year ended December 31,
	2018	2017	2016

Current	994	927	501
Deferred	759	(8,148)	1,344

	1,753	(7,221)	1,845

Domestic	1,810	(7,674)	1,768
Foreign	(57)	453	77

	1,753	(7,221)	1,845

h.	Uncertain tax position:

As of December 31, 2018 and 2017 balances in respect to ASC 740, “Income Taxes” amounted to $ 271 and $ 127, respectively.

A reconciliation of the beginning and ending amount of unrecognized tax positions is as follows:

	December 31,
	2018	2017

Balance at the beginning of the year	127	-

Additions based on tax positions taken related to the current year	144	127

Balance at the end of the year	271	127

Substantially all the balance of unrecognized tax benefits, if recognized, would reduce the Company’s annual effective tax rate.

49

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 16:-	BALANCES AND TRANSACTIONS WITH RELATED PARTIES

a.	Balances with related parties:

	December 31,
	2018	2017

Long Term Loan (*)	948	973
Taldor	20	2
Shagrir	93	159
DBSI (see Note 12f(1))	(53)	(53)

(*)	On March 29, 2016, the Board of Directors approved to repay the capital note, which was issued by Shagrir Group to the Company in December 2015, in the amount of NIS 8,000. In addition, the Board of Directors also approved a motion to grant NIS 4,100 worth of equity to Shagrir Group and an additional NIS 3,100 of equity to Shagrir group for a future capital note to be issued in 5 years, as to be without any interest.

b.	Transactions with related parties:

	Year ended December 31,
	2018	2017	2016

Management fees to DBSI (see note 12f(1))	180	180	180
Sales to related parties	79	254	106
Purchase from related parties	688	682	847

NOTE 17:-	SEGMENT, CUSTOMER AND GEOGRAPHIC INFORMATION

a.	General:

In 2016, Pointer spun off its Israeli subsidiary Shagrir Group Vehicle Services Ltd.

Segments reporting to this subsidiary were retroactively adjusted to reflect these adjustments.

As of December 31, 2016, the Company has had two reportable segments: the Cellocator segment and the MRM segment.

The Company applies ASC 280, “Segment Reporting Disclosures”. The Company evaluates performance and allocates resources based on operation profit or loss.

50

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 17:-	SEGMENT, CUSTOMER AND GEOGRAPHIC INFORMATION (Cont.)

b.	The following presents segment results of operations for the year ended December 31, 2018:

	Cellocator segment	MRM segment	Elimination	Total

Segments revenues	23,764	62,402	(8,380)	77,786

Segments operating profit	1,110	8,477	229	9,816

Segments tangible and intangible assets	8,611	34,620	1,451	44,682

Depreciation, amortization and impairment expenses	174	2,397	-	2,571

Expenditure for assets	158	2,563	-	2,721

The following presents segment results of operations for the year ended December 31, 2017:

	Cellocator segment	MRM segment	Elimination	Total

Segments revenues	24,364	62,208	(8,417)	78,155

Segments operating profit	2,742	7,569	(2)	10,309

Segments tangible and intangible assets	9,026	37,799	1,968	48,793

Depreciation, amortization and impairment expenses	144	2,780	-	2,924

Expenditure for assets	197	3,069	-	3,266

The following presents segment results rgarding operations for the year ended December 31, 2016:

	Cellocator segment	MRM segment	Elimination	Total

Segments revenues	22,707	49,620	(7,974)	64,353

Segments operating profit	1,660	4,708	(120)	6,248

Segments tangible and intangible assets	8,359	35,392	2,148	45,899

Depreciation, amortization and impairment expenses	321	2,295	-	2,616

Expenditure for assets	135	2,264	-	2,399

51

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 17:-	SEGMENT, CUSTOMER AND GEOGRAPHIC INFORMATION (Cont.)

c.	Summary information about geographical areas:

1. Revenues *):

	Year ended December 31,
	2018	2017	2016
Israel	37,901	35,230	29,438
Latin America (mainly Mexico)	11,719	9,603	7,009
Brazil	12,723	14,248	9,142
Argentina	3,550	4,607	3,995
Europe	3,774	4,413	4,501
Other	8,119	10,054	10,268

	77,786	78,155	64,353

*)	Revenues are attributed to geographic areas based on the location of the end customers.

2 Long-lived assets:

	Year ended December 31,
	2018	2017	2016
Israel	2,136	1,999	1,248
Argentina	482	614	627
Mexico	663	358	298
Brazil	2,233	2,398	2,949
South Africa	389	463	489
Other	12	16	3

	5,915	5,848	5,614

d.	In 2018, 2017 and 2016, none of our customer accounted for more than 10% of the total Company revenue.

NOTE 18:-	DISCONTINUED OPERATION

a.	Below is data of the operating results attributed to the discontinued operation:

Year ended December 31,
2016

Revenue from sales	18,248
Cost of sales	15,260
Gross profit	2,988

Selling, general and administrative expenses	2,531
Operating income	457

Financial expenses, net	54
Other income, net	-
Taxes on income	249
Income from discontinued operation	154

52

POINTER TELOCATION LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 18:-	DISCONTINUED OPERATION (Cont.)

b.	Below is data of the net cash flows provided by (used in) the discontinued operation:

Year ended December 31,
2016

Operating activities	116

Investing activities	(1,187)

Financing activities	251

NOTE 19:-	SELECTED STATEMENTS OF OPERATIONS DATA

a.	Financial expenses, net:

	Year ended December 31,
	2018	2017	2016

Income:
Interest on short-term bank deposits	57	8	1
Interest on long-term loans to affiliate	51	51	56
Foreign currency transaction adjustments	-	205	-
Other	39	47	37
	147	311	94
Expenses:
Bank charges and interest expenses	1,043	1,223	985
Foreign currency transaction adjustments	103	-	64
Interest on long-term loans to others	89	92	70
Other	45	-	21
	1,280	1,315	1,140

Financial expenses, net	1,133	1,004	1,046

NOTE 20:-	SUBSEQUENT EVENTS

a.	On March 13, 2019, I.D Systems Inc., or I.D. Systems, and the Company entered into a definitive agreement whereby I.D. Systems will acquire all of the outstanding shares of the Company in a cash and stock transaction valued at approximately $140 million.

Total consideration of $140 million comprised of approximately $72 million in cash and approximately 11 million in shares of PowerFleet, Inc., a newly-created holding company that will control both the Company and I.D. Systems.

- - - - - - - - - - - - - - - - - -

53